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                                                                      EXHIBIT 99


                 Security Dynamics Reports Third Quarter Results
                   Company Announces Share Repurchase Program


BEDFORD, Mass., Oct. 12 -- Security Dynamics Technologies, Inc. (Nasdaq: SDTI) today reported financial results for the third quarter of 1998. Revenue for the third quarter of 1998 increased 14% to $40.8 million, from $35.9 million for the third quarter of 1997. Before certain non- operating and one-time items, earnings for the quarter were $4.0 million ($0.10 per share on a diluted basis), compared to $5.9 million ($0.15 per share on a diluted basis) for the same period in 1997.

Security Dynamics also announced today that its Board of Directors has authorized the Company to repurchase up to 4 million shares of its common stock over the next 12 months. The Company believes that Security Dynamics' stock is significantly undervalued, and therefore that the repurchase of common stock represents a highly attractive investment opportunity. The timing and amount of shares repurchased will be determined by the Company's management based on its evaluation of market and economic conditions. The Company reported that the repurchased shares will be used for the Company's stock option plans, employee stock purchase and other stock benefit plans, and for general corporate purposes.

Reported net income for the third quarter of 1998 was $3.2 million ($0.08 per share on a diluted basis). The Company recorded a non-operating gain of $1.8 million ($1.2 million after taxes) resulting from the sale of a portion of the Company's investment in VeriSign, Inc. The gain was partially offset by a loss of $1.2 million ($0.8 million after taxes) from the Company's proportionate share of VeriSign's loss for the second quarter of 1998. In addition, the Company also incurred a one-time, non-cash charge of $1.9 million ($1.2 million after taxes) relating to settlement of threatened litigation in connection with the Company's acquisition of Intrusion Detection Inc.

Revenue for the nine months ended September 30, 1998 was $124.4 million, a 25% increase over the same period last year. Net income, excluding certain non-operating and one-time items, decreased 4% to $15.8 million, or $0.38 per diluted share, compared to $16.5 million, or $0.40 per diluted share, in the first nine months of 1997. Reported net income for the first nine months of 1998 was $16.8 million, a 29% increase over the same period last year.

"We are pleased with our progress and performance in the third quarter, and expect that in the fourth quarter we will continue to make progress in positioning the company for future growth," said Charles R. Stuckey, Jr., chairman, president and CEO of Security Dynamics. "In light of the recent substantial decline in the price of the Company's common stock, the Board of Directors believes that the repurchase of the Company's shares at this time represents an excellent investment opportunity."



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About Security Dynamics

Security Dynamics Technologies, Inc. (Nasdaq: SDTI - news) is a leading provider of enterprise network and data security solutions that help companies conduct business securely, protect corporate information assets and facilitate business-to-business electronic commerce. With more than 3 million users of its SecurID(R) authentication technology, Security Dynamics is the world leader in two-factor user identification and authentication. RSA Data Security, Inc., a wholly owned subsidiary of Security Dynamics, is a leading supplier of software components that secure electronic data, with more than 300 million of copies of RSA encryption and authentication software and technologies installed worldwide. RSA technologies are part of existing and proposed standards for the Internet and World Wide Web, ISO, ITU-T, ANSI, IEEE, and business, financial and electronic commerce networks around the globe. Security Dynamics and RSA can be found on the World Wide Web at http://www.securitydynamics.com and http://www.rsa.com, respectively.





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                Condensed Consolidated Statements of Operations
                     (in thousands, except per share data)

                            Three Months Ended       Nine Months Ended
                               September 30,          September 30,
                            1998        1997 (i)       1998     1997 (i)

    Revenue                $40,801       $35,928     $124,419       $99,502
    Gross Profit (ii)       32,435        29,033       95,545        79,365

    Operating expenses:
    Research and
     development             7,811         5,753       22,448        14,699
    Purchased research and
     development (iii)          --         3,175          210         3,175
    Marketing and selling   16,204        10,593       44,459        29,763
    General and
     administrative          4,226         4,434       13,886        12,643
    Threatened litigation
     settlement (iii)        1,872            --        1,872            --

    Merger and
     integration (iii)          --         7,000        2,600         7,000

    Total operating
     expenses               30,113        30,955       85,475        67,280

    Operating income         2,322       (1,922)       10,070        12,085

    Interest income
     and other               1,993         1,272        6,486         4,031
    Gain on sale of
     marketable
     securities (iii)           --         4,399           --         4,596
    Gain on sale of equity
     investment (iii)        1,836            --        1,836            --

    Gain from increase
     in market value
     of equity
     investments (iii)          --            --       11,976            --
    Equity in loss
     from operations
     of equity
     investment (iii)       (1,214)           --       (2,387)           --


    Income before
     provision for
     income taxes            4,937         3,749       27,981        20,712

    Provision for
     income taxes            1,827         1,461       11,691         7,679
    Minority interests          78            --          535            --

    Net Income               3,188         2,288       16,826        13,033

    Net income per share
     - basic                 $0.08         $0.06        $0.41        $ 0.34




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
    Net income per share
     - diluted               $0.08         $0.06        $0.40        $ 0.32

    Weighted average
     number of
     common shares
     - basic                41,186        38,629       40,958        38,326

    Weighted average
     number of
     common shares
     - diluted              41,801        40,448       42,007        40,722




                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                September 30,         December 31,
                                  1998                   1997

    Cash and marketable
     securities                 $ 153,705                $164,659
    Accounts receivable, net       30,635                  27,551
    Total Assets                  257,199                 233,975
    Stockholders' equity          219,465                 200,653


(i)   Restated to reflect the Merger with Intrusion Detection, Inc. in March
      1998.
(ii) Activity for the nine months ended September 30, 1998 is net of $3.0 million non-recurring cost of writing off a secure messaging license in June 1998.
(iii) Non-operating items.



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

                 Condensed Consolidated Statements of Operations
                          Excluding non-recurring items
                      (in thousands, except per share data)


                             Three Months Ended         Nine Months Ended
                                September 30,             September 30,
                             1998         1997(i)      1998         1997(i)

    Revenue                $40,801       $35,928     $124,419       $99,502
    Gross Profit            32,435        29,034       98,545        79,365

    Operating expenses:
    Research and
     development             7,811         5,753       22,448        14,699
    Marketing and
     selling                16,204        10,593       44,459        29,763
    General and
     administrative          4,226         4,434       13,886        12,642

    Total operating
     expenses               28,241        20,780       80,793        57,104

    Operating income         4,194         8,254       17,752        22,261
    Interest income
     and other               1,993         1,272        6,435         4,005

    Income before
     provision for
     income taxes            6,187         9,526       24,182        26,266

    Provision for
     income taxes            2,289         3,620        8,968         9,785
    Minority interests          78            --          536            --


    Net Income               3,976         5,906       15,754        16,481

    Net income per share
     - basic                $ 0.10         $0.15       $ 0.38        $ 0.43

    Net income per share
     - diluted              $ 0.10         $0.15       $ 0.38        $ 0.40

    Weighted average
     number of
     common shares
     - basic                41,186        38,629       40,958        38,326

    Weighted average
     number of
     common shares
     - diluted              41,801        40,448       42,007        40,722




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

                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                              September 30,          December 31,
                                1998                   1997

    Cash and marketable
     securities                  $153,705                $164,659
    Accounts receivable, net       30,635                  27,551
    Total Assets                  257,199                 233,975
    Stockholders' equity          219,465                 200,653



(i) Restated to reflect the Merger with Intrusion Detection, Inc. in March 1998.





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